UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2016

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective March 21, 2016, the Company granted to the following directors and employees the following restricted stock or options: (a) Director Joseph Proto, 350,000 restricted shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control; (b) Director John Eyler, options to purchase 464,331 shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control; (c) director Cary Sucoff 350,000 restricted shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control; (d) director Pat Kolenik 350,000 restricted shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control; (e) Director Chris Leong, options to purchase 464,331 shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control; (g) Chairman Jerold Rubinstein, options to purchase 663,330 shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control, and options to purchase 1,261,745 shares of common stock vested upon grant; (h) Vice Chairman Isaac Blech, options to purchase 663,330 shares of common stock vesting fifty percent upon grant and fifty percent on the one year anniversary or based upon a change in control; (i) Director Alex Minicucci, options to purchase 464,331 shares of common stock vesting fifty percent upon the one year anniversary and fifty percent on the two year anniversary or based upon a change in control; (j) employee Luke Wallace, options to purchase 397,998 shares of common stock vesting fifty percent upon the one year anniversary and fifty percent on the two year anniversary or based upon a change in control; (k) employee Brett Schnell, options to purchase 198,999 shares of common stock vesting fifty percent upon the one year anniversary and fifty percent on the two year anniversary or based upon a change in control; and (l) employee Tim Boris options to purchase 397,998 shares of common stock vesting fifty percent upon the one year anniversary and fifty percent on the two year anniversary or based upon a change in control. All of the options have an exercise price of $0.12 and a term of five years.

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Effective March 24, 2016, Alex Minicucci resigned his position as Chief Executive Officer and was appointed to the position of Chief Strategy Officer. Mr. Minicucci also resigned his position as a member of the Board of Directors. The Board of Directors appointed Chairman Jerold Rubinstein to the position of interim Chief Executive Officer. Mr. Rubinstein will serve as interim Chief Executive Officer until the appointment of a permanent Chief Executive Officer.  Mr. Rubinstein has served as a member of the Board of Directors and Chairman of the Company’s Audit Committee since October 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Luke Wallace
Dated: March 24, 2016	By:	Luke Wallace
Chief Operating Officer